UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2023

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2023, we entered into a Marketing Agreement with Marius Pharmaceuticals, LLC (“Marius”) allowing us the use of the trademark “Kyzatrex®” oral testosterone undecanoate softgel capsules (the “Marius Marks”), for the purposes of branding, packaging, marketing, and selling Kyzatrex® on our website, and to be sold via our telehealth platform at www.MangoRx.com (the “Marius Agreement”). Pursuant to the Marketing Agreement, Marius granted us a non-exclusive, non-transferable, royalty-free license to use the Marius Marks in the United States, for the purpose discussed above.

The Marius Agreement contains customary confidentiality and indemnification provisions and has an initial term of two years, automatically renewable thereafter for successive one year terms unless otherwise terminated (a) by Marius if we do not have at least 2,500 monthly customers of “Kyzatrex®” oral testosterone undecanoate softgel capsules (the “Minimum Subscribers”) at least 30 days prior to the end of the initial term, (b) by either party for cause in connection with a material breach that has not been cured within 30 business days of written notice thereof provided by the non-breaching party to the breaching party, or (c) by Marius in its sole discretion without cause by providing at least 60 days’ prior written notice to us. Marius may also terminate the agreement with written notice to us if we have not met at least 30% of the Minimum Subscribers within six months of the product launch date on our website, which is anticipated to commence on or before January 31, 2024.

Within 30 days of the date the Marius Agreement is terminated (or on the date of termination, which cannot occur earlier than 60 days after notice of termination is provided, if Marius terminates the Marius Agreement for convenience), we are required to stop and cease all use of the Marius Marks and are required to remove all references to the Marius Marks from our advertising/promotional materials, and signage.

During the term of the Marius Agreement and for a period of 12 months thereafter, we agreed to not create, publish or broadcast any advertisement or otherwise promote or market any other product containing testosterone undecanoate.

Pursuant to the Marius Agreement, and in consideration of the license granted thereunder, we issued Marius 100,000 shares of our restricted common stock (the “Marius Shares”) which were fully earned upon entry into the agreement.

The Marius Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Marius Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02. Unregistered Sales of Equity Securities.

As descried above in Item 1.01, which description is incorporated into this Item 3.02 in its entirety, by reference, in connection with the entry into the Marius Agreement, we issued Marius 100,000 shares of restricted common stock of the Company. The issuance was exempt from registration pursuant to Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended, since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipient was an “accredited investor”.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1*	Marketing Agreement dated December 10, 2023, by and between Mangoceuticals, Inc. and Marius Pharmaceuticals
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: December 11, 2023	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer